Exhibit 4.4

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REQUIREMENT UNDER SUCH ACT.

[•] Warrants

COMMON STOCK WARRANT CERTIFICATE

To subscribe for and purchase shares of Common Stock, par value $0.001, of

ACCELERON PHARMA INC.

THIS CERTIFIES that, for valued received, [•] (“Holder”) or its registered successors and assigns, is the owner of the number of warrants (the “Warrants”) set forth above, each to purchase from ACCELERON PHARMA INC., a Delaware corporation (herein called the “Company”), on the terms provided herein but in any event no later than 5:00 p.m., Boston, Massachusetts time on the tenth annual anniversary of the date of this Warrant Certificate (the “Expiration Date”), one share of Common Stock, par value $0.001 per share, of the Company at an initial exercise price of $1.85, subject to adjustment from time to time pursuant to the provisions of Section 2. For purposes of this Warrant Certificate, the term “Common Shares” shall mean the class of capital stock of the

Company designated Common Stock, par value $0.001, pursuant to the Company’s Certificate of Incorporation, as amended, and any other class of capital stock of the Company resulting from successive changes or reclassification of the Common Stock. The issuance of this Warrant Certificate is made in consideration of a debt financing transaction between the Company and the Holder.

1.                                      Exercise of Warrants.

(a)                                 Cash Exercise. The Warrants evidenced hereby may be exercised at any time through the Expiration Date by the registered holder hereof, in whole or in part, by the surrender of this Warrant Certificate, duly endorsed (unless endorsement is waived by the Company), at the principal office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at such holder’s last address appearing on the books of the Company) and upon payment of the aggregate Exercise Price (as defined below) of the Common Shares purchased. The certificate(s) for such Common Shares shall be delivered to the registered holder hereof within a reasonable time, not exceeding thirty (30) days, after Warrants evidenced hereby shall have been so exercised and a new Warrant Certificate evidencing the number of Warrants, if any, remaining unexercised shall also be issued to the registered holder within such time unless such Warrants have expired. No fractional Common Shares of the Company, or scrips for any such fractional shares, shall be issued upon the exercise of any Warrants; but the holder hereof shall be entitled to cash equal to such fraction multiplied by the then fair market value of a Common Share as determined in good faith by the Company.

(b)                                 Net Exercise. In lieu of exercising the Warrants for cash, the holder hereof may elect to receive Common Shares equal to the value of the Warrants (or the portion thereof being canceled) by surrender of this Warrant Certificate, duly endorsed (unless endorsement is waived by the Company), together with a duly executed Subscription Notice in the form attached hereto indicating such election, to the principal office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at such holder’s last address appearing on the books of the Company), in which event the Company shall issue to the holder a number of Common Shares computed using the following formula:

X = Y(A-B)/A

Where
X =                             The number of Common Shares to be issued to the holder.
Y =                             The number of Common Shares purchasable under the Warrants.
A =                             The fair market value of one Common Share.
B =                             The Exercise Price (as adjusted to the date of such calculation).

For purposes of this Section 1 (b), the fair market value of the Common Shares shall mean the average of the closing bid and asked prices of the Common Shares quoted in the over-the-counter market in which the Common Shares are traded or the closing price quoted on any exchange on which the Common Shares are listed, whichever is applicable, as published in the The Wall Street Journal, for the ten (10) trading days prior to the date of determination of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange). If the Common Shares are not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per Common Share that the Company could obtain from a willing buyer for Common Shares sold by the Company from authorized but unissued shares, as such prices shall be determined in good faith by the Company’s Board of Directors.

(c)                                  Automatic Exercise. To the extent this Warrant is not previously exercised, it shall be automatically exercised in accordance with Sections 1(a) and 1(b) hereof (even if not surrendered) immediately before its expiration, involuntary termination or cancellation.

2.                                      Adjustment in Exercise Price and Number of Shares. The initial exercise price of $1.85 per share shall be subject to adjustment from time to time as hereinafter provided (such price, as last adjusted, being herein called the “Exercise Price”). Upon each adjustment of the Exercise Price, the holder of this Warrant Certificate shall thereafter be entitled to purchase at the Exercise Price resulting from such adjustment, the number of shares obtained by dividing the product of the number of shares purchasable pursuant hereto immediately prior to such adjustment and the Exercise Price immediately preceding such adjustment by the Exercise Price resulting from such adjustment.

(a)                                 Subdivision or Combination of Stock. If and whenever the Company shall at any time subdivide its outstanding Common Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Common Shares of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

(b)                                 Stock Dividends. If and whenever at any time the Company shall declare a dividend or make any other distribution upon any class or series of stock of the Company payable in Common Shares, the Exercise Price in effect immediately prior to such dividend or distribution shall be proportionately reduced as if such dividend or distribution had been made by way of a subdivision pursuant to Section 2(a) above.

(c)                                  Reorganization, Reclassification, Consolidation, Merger. If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of the Company’s properties to another corporation shall be effected, then, lawful and adequate provision shall be made whereby each holder of Warrants shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Common Shares immediately theretofore issuable upon exercise or the Warrants, such shares of stock, securities or properties (including cash paid as partial consideration) (collectively, the “Substitute Securities”) as may be issuable or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Common Shares issuable upon exercise of the Warrants immediately prior to such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, and in any such case, appropriate provision shall be made with respect to the rights and interests of each holder of Warrants to the end that the provisions hereof shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any Substitute Securities thereafter deliverable upon the exercise thereof. The above provisions of this Subsection 2(c) shall similarly apply to successive reorganizations, reclassification, consolidations, mergers, sales, transfers or dispositions.

3.                                      Company to Provide Stock. The Company covenants and agrees that all the Common Shares which may be issued upon the exercise of the Warrants evidenced hereby upon the due exercise, including the receipt by the Company of the aggregate Exercise Price for all Warrants exercised, will be duly authorized, validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof to the registered holder hereof other than those which the Company shall promptly pay or discharge. The Company further covenants and agrees that during the period within which the Warrants evidenced hereby may be exercised, the Company will at all times reserve such number of Common Shares as may be sufficient to permit the exercise in full of the Warrants hereby.

4.                                      Other Notices. If any time prior to the Expiration Date of the Warrants evidenced hereby:

(a)                             The Company shall declare any dividend on the Common Shares payable in shares of capital stock of the Company other than Common Shares; or

(b)                                 The Company shall issue any options, warrants or rights pro rata to all holders of Common Shares entitling them to subscribe for or purchase any shares of stock of the Company or to receive any other rights; or

(c)                                  The Company shall distribute pro rata to all holders of Common Shares evidences of its indebtedness or assets (excluding cash distributions paid out of retained earnings or retained surplus); or

(d)                                 There shall occur any reclassification of the Common Shares, or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock) or a sale or transfer to another corporation °fall or substantially ‘all of the properties of the Company; or

(e)                                  There shall occur the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

then, and in each of such cases, the Company shall use commercially reasonable efforts to mail to the registered holder hereof at its last address appearing on the books of the Company, a reasonable time prior to the applicable record date (or determination date) mentioned below, a notice stating, to the extent such information is available, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Shares or of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up.

5.                                      Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate, and in the case of any such loss, theft or destruction of this Warrant Certificate, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant Certificate, unless the Company has received notice that any such Warrant Certificate has been acquired by a bona fide purchase, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

6.                                      Registered Holder. The registered holder of this Warrant Certificate shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered holder of this Warrant Certificate shall not be entitled by virtue of ownership of this Warrant Certificate to any rights whatsoever as a shareholder of the Company.

7.                                      Amendments and Waivers.  Any provision in this Warrant Certificate to the contrary notwithstanding, changes in or additions to this Warrant Certificate may be made and compliance with any covenant or provision herein set forth may be omitted or waived if the Company shall obtain consent thereto in writing from the Company and the registered holder of this Warrant.

8.                                      Transfer.

(a)                                 Subject to the terms and conditions of this Section 8, Holder’s rights in and under this Warrant are freely transferable; provided, however, that Holder shall not have any right to transfer any portion of this Warrant to: (A) any person or entity organized or domiciled outside the United States; (B) any person or entity with a primary business activity involving the life sciences or the research, development or sale of pharmaceutical or medical device products; or (C) any person or entity regularly engaged in the buy-out or acquisition of operating companies. Neither this Warrant Certificate and the Warrants evidenced hereby nor any Common Shares issued upon exercise hereof may be sold, transferred, pledged, hypothecated or otherwise disposed of unless and until: (i) there is then in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering such proposed disposition and such disposition is made in accordance with such registration statement and all applicable state securities laws; or (ii) (A) the transferor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such transferor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act and that all requisite action has been or will, on a timely basis, be taken under any applicable state securities laws in connection with such disposition; and (iii) the proposed transferee shall have agreed in writing to be bound by the terms and provisions of this Section 8.

(b)                                 Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer pursuant to Rule 144(k) promulgated under the Securities Act, or a transfer to an entity wholly owned by such transferor, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were an original holder of this certificate.

9.                                      Representations of Holder. By its acceptance of this Warrant Certificate, Holder hereby represents to the Company that, as of the date hereof:

(a)                                 Holder is acquiring the securities represented by this Warrant Certificate and issuable upon exercise or conversion hereof (collectively, the “Securities”) for its own account, for investment and not for, with a view to, or in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

(b)                                 Holder understands that the Securities have not been, and will not be, registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration, that the certificates for the Securities shall bear a legend to such effect, and that appropriate stop transfer instructions may be issued. Holder further understands that such exemption depends upon, among other things, the bona fide nature of Holder’s investment intent expressed herein.

(c)                                  Holder has not been formed for the specific purpose of acquiring the Securities. Holder understands the term “accredited investor” as used in Regulation D promulgated under the Securities Act and represents and warrants to the Company that Holder is an “accredited investor” for purposes of acquiring the Securities.

(d)                                 Holder has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of privately held companies so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is capable of protecting its interest in connection with this transaction. Holder is able to bear the economic risk of such investment, including a complete loss of the investment.

(e)                                  Holder acknowledges that it and its representatives have had the opportunity to ask questions and receive answers from officers and representatives of the Company concerning the Company and its business and to obtain any additional information which the Company possesses or can acquire that is necessary to verify the accuracy of the information regarding the Company herein desired in connection with its purchase of Securities.

IN WITNESS WHEREOF, Acceleron Pharma Inc. has caused this Warrant Certificate to be signed by a duly authorized officer under seal, and this Warrant Certificate to be dated [•].

ACCELERON PHARMA INC.

By:

Name:

Title:

APPROVED

Acceleron Legal Dept.

Date:

Initial: